UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 2, 2014 (August 29, 2014)

Date of Report (Date of earliest event reported)

HCP, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-08895	33-0091377
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1920 Main Street

Suite 1200

Irvine, California 92614

(Address of principal executive offices) (Zip Code)

(949) 407-0700

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introduction

On August 29, 2014, HCP, Inc., a Maryland corporation (“HCP”), and Brookdale Senior Living Inc., a Delaware corporation (“Brookdale”), completed the previously announced transactions contemplated by that certain Master Contribution and Transactions Agreement (the “Master Agreement”), dated as of April 23, 2014, by and between HCP and Brookdale.  At the closing of the transactions contemplated by the Master Agreement (the “Closing”), HCP and Brookdale entered into two joint venture transactions and amended the terms of certain existing agreements between HCP and Brookdale and/or certain of their respective affiliates (including Emeritus Corporation, a Washington corporation and a wholly owned subsidiary of Brookdale (“Emeritus”)).

Joint Venture Transactions

Each of the joint ventures contemplated by the Master Agreement uses a “RIDEA” structure, whereby at the Closing each of HCP and Brookdale invested in an “opco” joint venture and a “propco” joint venture. The propco owns most of the applicable communities and will lease such communities to the opco pursuant to long-term leases entered into at the Closing. The opco owns the remainder of the applicable communities not owned by the propco, and at the Closing the opco engaged an affiliate of Brookdale to manage all of the owned and leased communities pursuant to management agreements with 15-year terms subject to certain extension options.

Joint Venture Relating to HCP’s and Brookdale’s CCRC Entrance Fee Communities. At the Closing, HCP and Brookdale entered into a joint venture with respect to certain continuing care retirement / entrance fee (“CCRC”) communities previously owned by HCP or Brookdale and leased and/or operated by Brookdale. Brookdale owns a 51% ownership interest, and HCP owns a 49% ownership interest, in each of the propco and opco. Pursuant to the terms of the Master Agreement, at the Closing Brookdale contributed to the joint venture eight wholly-owned entities (owning eight CCRC communities subject, in certain cases, to existing debt) and certain purchase options with respect to the HCP Communities (as defined below), and HCP contributed to the joint venture three wholly-owned entities (owning three properties in two CCRC communities (the “HCP Communities”)).  One additional property to be contributed by Brookdale is under construction and will be contributed to the joint venture subject to existing debt, upon the earlier of the first anniversary of the Closing and receipt of the certificate of occupancy for such community.  In addition to the 10 CCRC communities, at the Closing Brookdale contributed the rights and obligations of Brookdale under previously executed purchase agreements on four communities (the “Purchase Agreements,” which were entered into on April 22, 2014 by Brookdale and provide for the acquisition by Brookdale, independent of the joint venture and Merger transactions, of four communities managed by Brookdale for an aggregate purchase price of $323.5 million, including fees associated with the prepayment of certain debt), and HCP contributed $323.5 million in cash for such purchases and the joint venture completed such purchases immediately following the Closing.  Each of the 14 communities in the joint venture is managed by an affiliate of Brookdale pursuant to management agreements entered into at the Closing, and Brookdale has agreed to guarantee certain obligations of the manager under the applicable management agreements.  Each of the propco and opco is governed by a board of managers consisting of six members, with three representatives each appointed by HCP and Brookdale.

Joint Venture Relating to Certain HCP / Emeritus Communities. At the Closing, HCP and Brookdale entered into a joint venture with respect to certain independent living, assisted living, memory care and/or skilled nursing care communities currently owned by HCP and leased and operated by Emeritus. Brookdale owns a 20% ownership interest, and HCP owns an 80% ownership interest, in each of the propco and opco. Pursuant to the terms of the Master Agreement, at the Closing an HCP affiliate made a loan to Brookdale in the original principal amount of approximately $68 million to fund Brookdale’s initial capital contribution to the joint venture.  HCP contributed to propco 49 communities.  In addition, prior to the Closing, an HCP affiliate made a mezzanine loan to another affiliate of HCP in the principal amount of approximately $628 million that was assumed by propco at the Closing, which loan has a term of seven years, provides for interest at an average annual rate of 11.4% for the first three years, at an annual rate of 5.5% for years four and five, at an annual rate of 5.75% in year six and at an annual rate of 6.0% in year seven, and is secured by a pledge of equity interests in the direct subsidiary of propco. At the Closing, propco leased the communities to opco. Each of the communities in the joint venture is managed by an affiliate of Brookdale, and Brookdale has agreed to guarantee certain obligations of the manager under the applicable management agreements.

Pursuant to the terms of the Master Agreement, Brookdale will pay to HCP a fee related to the lease restructuring in the amount of $34 million, which fee will be payable over a two year period.

Amendments to Existing Agreements (including Triple Net Leases)

At the Closing, HCP and Brookdale amended and restated (i) that certain Master Lease and Security Agreement, dated as of October 31, 2012, by and between Emeritus and certain affiliates of HCP, with respect to 112 communities, and (ii) certain other triple net leases between Emeritus and affiliates of HCP, with respect to 41 communities, together into a single master lease with the communities subject thereto separated into three pools (the “Master Lease”).  The term of the Master Lease is 14 years for the pool 1 communities, 15 years for the pool 2 communities and 16 years for the pool 3 communities, with an average of approximately fifteen years, in each case subject to two extension options of approximately ten years each, and the Master Lease is guaranteed by Brookdale. The Master Lease provides for total base rent in 2014 of $158 million, with lower future rent payments and escalations compared to the existing leases.  HCP has agreed to make available up to $100 million for capital expenditures related to the communities during calendar years 2014 through 2017 at an initial lease rate of 7.0%. The Master Lease includes certain customary covenants, with respect to, among other things, capital expenditure requirements, restrictions on the ownership, operation and management of competing communities and transfer restrictions (including restrictions on changes of control of Brookdale). The Master Lease also includes customary events of default and remedies relating thereto. In addition, the Master Lease includes a purchase option in favor of Brookdale for up to ten communities at an aggregate purchase price not to exceed $60 million.  The purchase price for any acquisition pursuant to a purchase option will be financed by HCP with mortgage debt.

In connection with the transactions contemplated by the Master Agreement, at the Closing, (i) the parties terminated the purchase option rights granted by HCP to Emeritus pursuant to 49 of the existing Emeritus leases, (ii) the parties agreed to modify the existing term extension hurdle and incentive management fee structure applicable to an existing joint venture between HCP and Brookdale in respect of 20 independent living, assisted living, memory care and/or skilled nursing care communities, subject to obtaining the required lender consent and (iii) HCP released (and/or agreed to release, subject to obtaining the required lender consents) certain deposits and reserves posted by Brookdale and Emeritus and certain of their respective affiliates and held by HCP or its affiliates in connection with existing leases between the parties.

Item 1.01                                           Entry into a Material Definitive Agreement.

The information provided in the Introduction to this Report with respect to the Master Lease is incorporated herein by reference into this Item 1.01.

Item 2.01                                           Completion of Acquisition or Disposition of Assets.

The information provided in the Introduction to this Report with respect to the joint venture transactions is incorporated herein by reference into this Item 2.01.

Item 7.01                                           Regulation FD Disclosure.

On September 2, 2014, HCP and Brookdale jointly issued a press release in connection with the Closing. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information disclosed under this Item 7.01, including Exhibit 99.1 hereto, is being furnished to the SEC, and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, and shall not be deemed incorporated by reference into any filing with the SEC under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference therein.

Forward Looking Statements

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: The statements in this Form 8-K which are not historical facts are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  These statements include, among other things, statements regarding anticipated outcomes relating to the aforementioned joint ventures and the Brookdale and Emeritus merger transaction and the potential benefits of an expanded relationship and joint ventures between HCP and Brookdale. These statements are made as of the date hereof, are not guarantees of future performance and are subject to known and unknown risks, uncertainties, assumptions and other factors — many of which are out of HCP and its management’s control and difficult to forecast — that could cause actual results to differ materially from those set forth in or implied by such forward-looking statements. These risks and uncertainties include but are not limited to: changes in global, national and local economic conditions, including a prolonged period of weak economic growth; volatility or uncertainty in the capital markets, including changes in the availability and cost of capital (impacted by changes in interest rates and the value of HCP’s common stock), which may adversely impact HCP’s ability to consummate transactions or reduce the earnings from potential transactions; HCP’s ability to manage its indebtedness level and changes in the terms of such indebtedness; the effect on healthcare providers, including Brookdale, of the recently enacted and pending Congressional legislation addressing entitlement programs and related services, including Medicare and Medicaid, which may result in future reductions in reimbursements; the ability of operators, tenants and borrowers, including Brookdale, to conduct their respective businesses in a manner sufficient to maintain or increase their revenues and to generate sufficient income to make rent and loan payments to HCP and HCP’s ability to recover investments made, if applicable, in their operations; the financial weakness of some operators and tenants (potentially including Brookdale), including potential bankruptcies and downturns in their businesses, which results in uncertainties regarding HCP’s ability to continue to realize the full benefit of such operators’ and/or tenants’ leases;

changes in federal, state or local laws and regulations, including those affecting the healthcare industry that affect HCP’s costs of compliance or increase the costs, or otherwise affect the operations of operators, tenants and borrowers, including Brookdale; the potential impact of future litigation matters, including the possibility of larger than expected litigation costs, adverse results and related developments; competition for tenants and borrowers, including with respect to new leases and mortgages and the renewal or rollover of existing leases; HCP’s ability to negotiate the same or better terms with new tenants or operators if existing leases are not renewed or HCP exercises its right to replace an existing operator or tenant upon default; availability of suitable properties to acquire at favorable prices and the competition for the acquisition and financing of those properties; the financial, legal, regulatory and reputational difficulties of significant operators of HCP’s properties, potentially including Brookdale and our joint ventures; the risk that HCP may not be able to achieve the benefits of the transactions described above, including with respect to the aforementioned joint ventures, within expected time-frames or within expected cost projections; the ability to obtain financing necessary to consummate acquisitions on favorable terms; risks associated with HCP’s investments in joint ventures (including the aforementioned joint ventures) and unconsolidated entities, including its lack of sole decision-making authority and its reliance on its joint venture partners’ financial condition and continued cooperation; changes in the credit ratings on U.S. government debt securities or default or delay in payment by the United States of its obligations; and other risks and uncertainties described from time to time in HCP’s Securities and Exchange Commission filings, including its 2013 Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. HCP assumes no, and hereby expressly disclaims any, obligation to update any of the foregoing or any other forward-looking statements as a result of new information or new or future developments, except as otherwise required by law.

Item 9.01                                           Financial Statements and Exhibits.

(d)                                 Exhibits.  The following exhibits are being furnished herewith:

No.	Description

99.1	Text of the Press Release, dated September 2, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 2, 2014	HCP, Inc.
(Registrant)

	By:	/s/ Timothy M. Schoen
Timothy M. Schoen
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

No.	Description

99.1	Text of the Press Release, dated September 2, 2014.